UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

On January 26, 2011, JMP Group Inc. (the “Registrant”) announced the following senior management changes: (i) Carter Mack who is currently Director of Investment Banking and co-President of JMP Securities, will assume the position of President of the Registrant; (ii) Mark Lehmann who is currently Director of Equities and co-President of JMP Securities, will assume the position of President of JMP Securities; (iii) Craig Johnson who is currently President of the Registrant, will assume the positions of Vice Chairmen of the Registrant and Chairman of Harvest Capital Strategies LLC; and (iv) Kent Ledbetter who is currently Director of Corporate Finance at JMP Securities, will assume the position of Director of Investment Banking and join the Registrant’s Executive Committee.

(b) On January 26, 2011, the Registrant announced that Craig R. Johnson, who currently serves as the Registrant’s President, will cease serving as the Registrant’s President and will assume the positions of Vice Chairman of the Registrant and Chairman of the Registrant’s asset management subsidiary, Harvest Capital Strategies LLC.

(c) On January 26, 2011, Carter D. Mack, who is currently Director of Investment Banking and co-President of JMP Securities, was appointed to the position of President of the Registrant.

Carter D. Mack, age 48, co-founded JMP Group in 1999, is President of the Registrant, and a member of our Executive Committee. Mr. Mack has served as Director of Investment Banking and Co-President of JMP Securities since February 2007 and as a member of our Board of Directors since August 2004. Prior to co-founding JMP Group, Mr. Mack was a Managing Director in the financial services group at Montgomery Securities, now Banc of America Securities, for three years, where he focused on corporate finance and mergers and acquisitions for finance companies, depository institutions and other financial intermediaries. Mr. Mack also spent five years working with financial institutions in the investment banking group at Merrill Lynch, two years in corporate finance at Security Pacific Corp. and three years in strategic planning at Union Bank of California. Mr. Mack received an MBA degree from the UCLA Anderson School of Management and a BA degree from the University of California, Berkeley.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: January 31, 2011	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer